UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2019 (March 11, 2019)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER OPERATING, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On March 11, 2019 (the “Closing Date”), Midwest Connector Capital Company LLC (the “Company”), a wholly-owned subsidiary of Dakota Access, LLC (“Dakota Access”), closed its offering of 3.625% Senior Notes due 2022 (the “2022 Notes”), 3.900% Senior Notes due 2024 (the “2024 Notes”) and 4.625% Senior Notes due 2029 (the “2029 Notes” and together with the 2022 Notes and the 2024 Notes, the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 11, 2019, among the Company, Dakota Access, Energy Transfer Crude Oil Company, LLC (“ETCOC” and, together with Dakota Access, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are general senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.
Upon the closing of the offering, the Company, as lender, used the net proceeds from the issuance of the Notes to extend separate loans (each, a “Dakota Access Intercompany Loan” and collectively, the “Dakota Access Intercompany Loans”) to Dakota Access, as borrower, pursuant to a single loan agreement (the “Dakota Access Intercompany Loan Agreement”). Pursuant to the Dakota Access Intercompany Loan Agreement, each Dakota Access Intercompany Loan corresponds to a series of Notes and bears interest at a rate equal to the interest rate of the notes of the corresponding series plus an applicable premium on such rate. Principal, interest and premium on such Dakota Access Intercompany Loans will be due and payable at the same time and in amounts equal to the aggregate amounts of principal, interest and premium, if any, that becomes due and payable with respect to the Notes of a corresponding series.
Upon receipt of the Dakota Access Intercompany Loans, Dakota Access, as lender, used a portion of the proceeds of the Dakota Access Intercompany Loans to extend separate loans (each, an “ETCOC Intercompany Loan” and collectively, the “ETCOC Intercompany Loans”) to ETCOC, as borrower, pursuant to a single loan agreement (the “ETCOC Intercompany Loan Agreement”). Pursuant to the ETCOC Intercompany Loan Agreement, each ETCOC Intercompany Loan corresponds to a Dakota Access Intercompany Loan and bears interest at a rate equal to the interest rate of such Dakota Access Intercompany Loan. Principal, interest and premium on such ETCOC Intercompany Loans will be due and payable at the same time and in amounts equal to approximately 7% of the aggregate amounts of principal and interest and premium, if any, that becomes due and payable with respect to the corresponding Dakota Access Intercompany Loan.
Dakota Access and ETCOC used the proceeds of the Dakota Access Intercompany Loans and ETCOC Intercompany Loans, respectively, to repay all amounts then owed under the Guarantors’ existing Credit and Guaranty Agreement, by and among the Guarantors, as borrowers, the subsidiary guarantors from time to time party thereto, Citibank, N.A., as Administrative Agent, Technical Agent and Collateral Agent, and the lenders from time to time party thereto, totaling approximately $2.4 billion. In connection with such repayment, the Credit Agreement and all related documents were terminated and cancelled in full.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER OPERATING, L.P.

		By:	Energy Transfer Partners GP, L.P.,
its general partner

		By:	Energy Transfer Partners, L.L.C.,
its general partner

Date:	March 15, 2019	By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Chief Financial Officer